Securities and Exchange Commission
                          Washington, DC  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



  Date of report (Date of earliest event reported): February 19, 2010



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                              43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                               (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01  Notice or Delisting or Failure to Satisfy a Continued
Listing Rule or Standard; Transfer of Listing

     On February 10, 2010, NASB Financial, Inc. ("NASB" or the "Company") filed a Form 12b-25, which stated that the Company was unable to file timely its Form 10-Q for the quarter ended December 31, 2009, because more time is needed to complete an evaluation of its investment in LLCs for possible impairment. The Company has an investment in an LLC consisting of its 50% ownership interest in an entity that was formed for the purpose of developing land for residential real estate sales. Due to the economic downturn, sales of lots have not met previous expectations. As a result, the Company is evaluating its investment, which is accounted for using the equity method of accounting, to determine if its investment is impaired. The Company's investment in the LLC, prior to any impairment, is approximately $19 million at December 31, 2009.

     On February 17, 2010, NASB was notified by The NASDAQ Stock Market of its non-compliance with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements. The Company must submit a plan to regain compliance no later than April 19, 2010. Although NASB cannot predict with certainty when the Form 10-Q for the quarter ended December 31, 2009 will be available, it expects that it will be before April 19, 2010.

     The Company's press release dated February 19, 2010, relating to the delay in filing its quarterly report on Form 10-Q for the quarter ended December 31, 2009, is attached hereto as exhibit 99.1, and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 - Press Release dated February 19, 2010.

                                   1
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NASB FINANCIAL, INC.

February 19, 2010                    By:    /s/ Rhonda Nyhus
                                            Rhonda Nyhus
                                            Vice President and
                                              Treasurer



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